UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 22, 2004

                            PER-SE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                      000-19480                 58-1651222
(State or other jurisdiction      (Commission File No.)         (IRS Employer
      of incorporation)                                      Identification No.)

   2840 Mt. Wilkinson Parkway, Atlanta, Georgia                    30339
     (Address of principal executive offices)                    (Zip Code)


                                 (770) 444-5300
              (Registrant's telephone number, including area code)


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Item 5. Other Events and Regulation FD Disclosure.

     On June 22, 2004, Per-Se Technologies, Inc. issued a press release announcing that it intends to offer, subject to market and other conditions, $100 million principal amount of convertible debentures. The press release also announced a share repurchase of up to $25 million to be made in conjunction with the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

    99.1 Press Release dated June 22, 2004, announcing that the Registrant intends to offer, subject to market and other conditions, $100 million principal amount of convertible debentures. The press release also announces a share repurchase of up to $25 million to be made in conjunction with the offering.


                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    June 22, 2004


                                                 PER-SE TECHNOLOGIES, INC.



                                                 By: /s/ CHRIS E. PERKINS
                                                     ---------------------------
                                                     Chris E. Perkins
                                                     Executive Vice President
                                                     and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
  No.                              Description
 ----                              -----------

 99.1 Press Release dated June 22, 2004, announcing that the Registrant intends to offer, subject to market and other conditions, $100 million principal amount of convertible debentures. The press release also announces a share repurchase of up to $25 million to be made in conjunction with the offering.